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                                                                   EXHIBIT 10.36

                                                                  EXECUTION COPY



                             PLAINS RESOURCES INC.
                                  COMBINATION
                          INCENTIVE STOCK OPTION AND
                      NONQUALIFIED STOCK OPTION AGREEMENT


          THIS AGREEMENT, made as of the 7th day of June, 2001 (the "Grant Date"), between Plains Resources Inc., a Delaware corporation (the "Company"), and John T. Raymond (the "Optionee").

          WHEREAS, the Company has adopted the Plains Resources Inc. 2001 Stock Incentive Plan (the "Plan") in order to provide additional incentive to certain employees, officers, consultants and directors of the Company and its Subsidiaries, Affiliates and Divisions; and

          WHEREAS, the Committee responsible for administration of the Plan has determined to grant an option to the Optionee as provided herein;

          NOW, THEREFORE, the parties hereto agree as follows:

     1.   Grant of Option.

          1.1 The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 200,000 whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement.

          1.2 The portion of the Option covering eleven thousand eight hundred and seventy-four (11,874) Shares is intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code and shall be so construed. Such Shares shall vest ratably in accordance with the vesting schedule set forth in Section 4 of this Agreement subject to Sections 6 and 7 hereof. Notwithstanding the foregoing, nothing in this Agreement shall be interpreted as a representation, guarantee or undertaking on the part of the Company that any portion Option is or will be determined to be an Incentive Stock Option within the meaning of Section 422 of the Code. As noted in the Plan, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which this Option plus all other Incentive Stock Options Optionee holds are exercisable for the first time by Optionee during any calendar year (under all plans of the Company and its Subsidiaries) exceeds one hundred thousand dollars ($100,000), all or a portion of this Option or any other Incentive Stock Options held by Participant that exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options. In addition, any portion of this Option not intended to be an Incentive Stock Option shall be treated as a Nonqualified Stock Option.
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          1.3 The portion of this Option intended to be an Incentive Stock
Option will be taxed as if it were a Nonqualified Stock Option rather than an Incentive Stock Option if it is not exercised within the following periods (if earlier than the end of the Exercise Term):

          (a) one day less than three months after the date of severance of Optionee's employment with the Company and all Parent or Subsidiary corporations for any reason other than death or Disability; or

          (b) on the last day within the one year period commencing on the date of the Optionee's severance of employment with the Company and all Parent or Subsidiary corporations because of Disability.

          1.4 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

     2.   Purchase Price.

          The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be $25.26 per Share, the Fair Market Value of a Share on the Grant Date.

     3.   Duration of Option.

          The Option shall be exercisable to the extent and in the manner provided herein for a period of five years from the Grant Date (the "Exercise Term"); provided, however, that the Option may be earlier terminated as provided in Section 6 hereof.

     4.   Exercisability of Option.

          Unless otherwise provided in this Agreement or the Plan, the Option shall entitle the Optionee to purchase, in whole at any time or in part from time to time, one-third (1/3) of the total number of Shares covered by the Option after the expiration of one (1) year from the Optionee's first day of employment by the Company, May 17, 2001 (the "Employment Date"), and an additional one-third (1/3) of the total number of Shares covered by the Option after the expiration of each of the second and third anniversaries of the Employment Date, and each such right of purchase shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided, during the remaining period of the Exercise Term. Any fractional number of Shares resulting from the application of the foregoing percentages shall be rounded to the nearest whole number of Shares.

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     5.   Manner of Exercise and Payment.

          5.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery in person, by telecopy or by mail of written notice to the Company, at its principal executive office. Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

          5.2 The notice of exercise described in Section 5.1 hereof shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised in any of the following forms, (i) cash, (ii) the transfer of Shares to the Company having a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such Shares are substituted and which have been held by the Optionee for at least six (6) months, or (iii) a combination of cash and the transfer of Shares.

          5.3 Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to Section 18 of the Plan, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.

          5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

     6.   Termination of Employment.

          6.1 Termination of Employment by the Company other than for Cause or due to Death. If the Optionee's employment is terminated: (a) by the Company other than for Cause (including due to Disability), or (b) due to Optionee's death, the Option shall become immediately and fully exercisable for the duration of the Exercise Term. In the event of the Optionee's death, the Option shall be exercisable, to the extent provided in the Plan and this Agreement, by the legatee or legatees under his will, or by his personal representatives or distributees and such person or persons shall be substituted for the Optionee each time the Optionee is referred to herein.

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          6.2 Termination for Cause. If the employment of the Optionee is terminated by the Company for Cause, any unexercised portion of the Option shall terminate on the date of the Optionee's termination of employment (whether or not exercisable).

          6.3 Termination by Optionee. If Optionee terminates his employment for any reason, the Option shall continue to be exercisable in whole or in part (to the extent exercisable on the date of the such termination of employment) for the duration of the Exercise Term.

     7.   Effect of Change in Control.

          Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, (i) the Option shall become immediately and fully exercisable, and (ii) the Optionee will be permitted to surrender for cancellation within ninety (90) days after such Change in Control, the Option or any portion of the Option to the extent not yet exercised and the Optionee shall be entitled to receive immediately a cash payment in an amount equal to the excess, if any, of (A) the Fair Market Value, on the date preceding the date of the surrender, of the Shares subject to the Option or portion of the Option surrendered, over (B) the aggregate purchase price for such Shares under the Option.

     8.   Nontransferability.

          The Option shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (as contemplated by the Plan). The Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative during the lifetime of the Optionee.

     9.   No Right to Continued Employment.

          Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

     10.  Adjustments.

          In the event of a Change in Capitalization, the Committee may make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities. The Committee's adjustment shall be made in accordance with the provisions of Section 12 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

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     11.  Effect of a Merger, Consolidation or Liquidation.

          Subject to Section 7 hereof, upon the effective date of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Option shall continue in effect in accordance with its terms and the Optionee shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of Shares was entitled to receive in the Transaction.

     12.  Withholding of Taxes.

          The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the Option. If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall pay the Withholding Taxes to the Company in cash prior to the issuance of such Shares. In satisfaction of the Withholding Taxes, the Optionee may make a written election (the "Tax Election") to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes.

     13.  Optionee Bound by the Plan.

          The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

     14.  Modification of Agreement.

          This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

     15.  Severability.

          Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

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     16.  Governing Law.

          The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

     17.  Successors in Interest.

          This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

     18.  Resolution of Disputes.

          Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and Company for all purposes.

     19.  Shareholder Approval.

          The effectiveness of this Agreement and of the grant of the Option pursuant hereto is subject to the approval of the Plan by the stockholders of the Company in accordance with the terms of the Plan.

                                   PLAINS RESOURCES INC.


                                   By:  /s/ James C. Flores
                                       --------------------------------
                                       James C. Flores
                                       Chief Executive Officer


                                   /s/ John T. Raymond
                                   ------------------------------------
                                   John T. Raymond

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